EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Travlang, Inc. (the "Company") of our report dated October 23, 2001 included in the Company's Annual Report on Form 10-KSB.

          Daszkal Bolton LLP

          Boca Raton, Florida
          February 20, 2002